UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2007 (January 15, 2007)

Interact Group Holdings, Inc.
Exact name of registrant as specified in its charter)

Florida	333-70932	65-1102865
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

550 Greens Parkway, Suite 230, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (619) 342-7449

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01. Entry into a Material Definitive Agreement

On January 15, 2007, the services of Malone & Bailey, PC. (“M&B”), the auditors for Interact Holdings Group, Inc. (the “Company”), were terminated by the Company. Such termination was recommended and approved by the Board of Directors of Interact Holdings Group, Inc.

The report issued by M&B on the financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

Prior to and up to the time of termination, the Company had no disagreements with M&B with regard to any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure.

On January 16, 2007, the Company engaged the services of Gruber & Company, LLC, 121 Civic Center Drive, Suite 225, Lake Saint Louis, Missouri 63367 (“Gruber”) as auditor. Up to the date of this filing, the Company has not consulted with Gruber regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements

None.

(b) Exhibits

Number	Description
16.1	Letter from Malone & bailey, dated January 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACT GROUP HOLDINGS, INC.
(Registrant)

Date: January 19, 2007	By:	/s/ Jeffrey W. Flannery
Jeffrey W. Flannery, CEO